Exhibit 10.1





     AMENDMENT NO. 2 dated as of March 17, 2004 (this "Amendment"), to the Put/Call, Registration Rights and Standstill Agreement dated as of January 1, 1998, as amended by Amendment No. 1 thereto dated as of December 31, 1998 (the "Agreement"), among Marathon Oil Company, an Ohio corporation ("Marathon"), Marathon Oil Corporation, a Delaware corporation (as successor to USX Corporation) ("MRO"), Ashland Inc., a Kentucky corporation ("Ashland"), and Marathon Ashland Petroleum LLC (the "Company").


     WHEREAS Marathon, MRO, Ashland and the Company are parties to the Agreement (terms used in this Amendment and not defined herein shall have the meanings given such terms in the Agreement);

     WHEREAS Marathon and Ashland are entering into Amendment No. 1 dated as of the date of this Amendment (the "MAP LLC Agreement Amendment") to the Amended and Restated Limited Liability Company Agreement dated as of December 31, 1998 of the Company, which facilitates the expansion of the Company's Detroit refinery (the "Detroit Refinery" as previously reviewed by the Board of Managers;

     WHEREAS the expansion and clean fuels modification of the Detroit Refinery, upon completion, is intended to increase the Detroit refinery's crude oil throughput refining capacity to 100,000 barrels per calendar day, enable it to produce low sulfur gasoline and ultra-low sulfur diesel fuel, increase the crude oil pipeline capacity into the Detroit Refinery and expand the truck loading rack to accommodate increased refinery output (the "Project");

     WHEREAS Marathon and Ashland wish to minimize any adverse impact that the Project might have on the value of Ashland's Membership Interest in the event that Marathon exercises the Marathon Call Right; and

     WHEREAS, as a result of the Project, Marathon, MRO, Ashland and the Company wish to amend the Agreement to reflect changes to the Marathon Call Price set forth therein.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. AMENDMENTS. (a) Section 1.01 of the Agreement is amended to insert the following definitions after the definition of "Designated Sublease Agreements" and prior to the definition of "Disclosing Party":

     "'DETROIT ADJUSTMENt' means the product of (x) Ashland's Percentage Interest and (y) the amount, if any, by which the Detroit Refinery Working Capital exceeds the Detroit Refinery Value; provided, however, that such amount shall not be less than zero.

     "'DETROIT REFINERY VALUE' means the difference of (x) the Appraised Value of the Company determined by including the value of the Detroit refinery less the Appraised Value of the Company determined by excluding the value of the Detroit Refinery minus (y) the outstanding amount of principal and accrued and unpaid interest on the Loan (as defined in the MAP LLC Agreement Amendment).

     "'DETROIT REFINERY WORKING CAPITAL' means the working capital related to the Detroit Refinery (excluding working capital additions related to the Project), calculated in accordance with the Company's present methodologies for estimating pro forma working capital on a fair market value basis."

     (b) Section 3.02(a) of the Agreement is amended to read in its entirety as follows:

     "(a) AMOUNT. The Marathon Call Price shall be an amount equal to (i) the product of (x) 115% of the Appraised Value of the Company multiplied by
(y) Ashland's Percentage Interest,  minus (ii) the Price Reduction and plus
(iii) 115% of the Detroit Adjustment."

     Section 2. PARTIES IN INTEREST. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, legal representatives and permitted assigns.

     Section  3.   COUNTERPARTS.   This   Amendment   may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AMENDMENT, OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS WAIVED.

     Section 5. NO THIRD-PARTY BENEFICIARIES. This Amendment is not intended to confer upon any person other than the parties hereto any rights or remedies.

     Section 6. INTERPRETATION. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     Section 7. SEVERABILITY. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions and amendments contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible to the end that the transactions and amendments contemplated hereby are fulfilled to the extent possible.




     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

                                              MARATHON OIL COMPANY,

                                              By:/s/C.P. Cazalot, Jr.
                                              Name:C.P. Cazalot, Jr
                                              Title: President

                                              ASHLAND INC.,


                                              By: J. Marvin Quin
                                              Name: J. Marvin Quin
                                              Title: Senior Vice President
                                                     and Chief Financial
                                                     Officer


                                              MARATHON OIL CORPORATION,

                                              By:/s/C.P. Cazalot, Jr.
                                              Name:C.P. Cazalot, Jr
                                              Title: President


                                              MARATHON ASHLAND PETROLEUM LLC,


                                              By:/s/G.L. Peiffer
                                              Name:G.L. Peiffer
                                              Title: Senior Vice President
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